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                                                               EXHIBIT (j)(4)(v)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" for the Van Kampen Value Opportunities Fund in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Equity Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 43 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-8122) and in this Amendment No. 44 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4805).



                                                         /s/ ERNST & YOUNG LLP
                                                             -----------------
                                                             ERNST & YOUNG LLP

Chicago, Illinois
April 11, 2001